Exhibit 10.2
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                 FIRST AMENDMENT OF PURCHASE AND SALE AGREEMENT

     THIS FIRST AMENDMENT OF PURCHASE AND SALE AGREEMENT (this "Amendment") is made as of this 14th day of August, 2003, by and between ELEC COMMUNICATIONS CORP., a New York corporation having an address at 543 Main Street, New Rochelle, New York 10801 (hereinafter called "Seller") and BLUEGILL REALTY, LLC, a New York limited liability company, have an office at 250 West 30th Street, New York, New York 10001(hereinafter called "Buyer").

                               W I T N E S S E T H
                               -------------------

     WHEREAS:

     a. Buyer and Seller have heretofore entered into an Agreement of Purchase and Sale dated as of June 2, 2003 (the "Contract"), pursuant to which Seller agreed to sell and Buyer agreed to purchase the building and improvements located at 543 Main Street, New Rochelle, New York (the "Property") upon and subject to all of the terms, covenants and conditions as are more particularly described in the Contract.

     b. Buyer has previously delivered the Extension Notice extending the Due Diligence Period until August 31, 2003.

     c. The parties hereto desire to modify the Contract in certain respects to provide for, among other things, (i) the creation of a post-closing
Environmental Escrow (as hereinafter defined) for the payment of certain environmental testing and remediation costs with respect to underground storage tanks; (ii) the confirmation of the satisfaction of the Due Diligence Conditions, the Special Conditions and the financing contingency, subject to the post-closing testing and remediation of the USTs; and (iii) the delivery of the Vacate Notice.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. All capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed to them in the Contract.

     2. Subject to the terms and conditions of this Amendment, Buyer hereby exercises its right to require Seller to vacate the Property pursuant to the provisions of Section 3.5 of the Contract (the "Vacate Notice"), and Buyer acknowledges that all conditions under Sections 3, 5 and 6 of the Contract have been satisfied or waived. The parties acknowledge that the Closing Date shall occur on October 8, 2003, or sooner in the event that the parties can agree upon a mutually acceptable date.

     3. Buyer and Seller hereby acknowledge that Seller shall have no obligation to remove any asbestos-containing material ("ACM") located in the Building and Buyer shall not be entitled to any adjustment to the Purchase Price by reason of the presence of any ACM.

     4. Buyer and Seller hereby acknowledge that certain testing and remediation activities as hereinafter described in this Section 4 with respect to the existing underground storage tank ("UST") located on the Property will be performed by Buyer prior to or subsequent to the Closing (the "Tank Removal Activities"). Seller hereby acknowledges that it shall immediately cease the performance of any testing and/or remediation activities with respect to the UST. For the purposes hereof, the "Tank Removal Activities" shall include, but not be limited to the following i)Remove UST(s);
ii) Remove any and all supply and return lines; iii) Remove any and all existing fill and vent lines; iv) Remove and dispose of contaminated soil associated with the tank removal; v)Pump and dispose of contaminated ground water associated with the tank removal; and vi) Test to determine if UST abandoned or any other USTs in use on-site.

     5. In consideration of Buyer's performance of the Tank Removal Activities, Seller and Buyer hereby direct Escrow Agent to retain the sum of $100,000 (the "Environmental Escrow") in the escrow account subsequent to the Closing. The Environmental Escrow shall be held and applied subject to the following terms and conditions:

     (i) Prior to or promptly after the Closing, Buyer shall prepare a bid package for the performance of the Tank Removal Activities and shall deliver a copy of same to Seller.

     (ii) Buyer shall obtain three (3) bids from qualified licensed contractors for the performance of the Tank Removal Activities. Seller shall have the right to designate one licensed contractor who shall be invited to submit a bid for the performance of the Tank Removal Activities.

     (iii)Buyer, at its sole discretion, shall select the winning bidder to perform the Tank Removal Activities, it being understood that Buyer shall be under no obligation to select the lowest bidder, and Buyer shall contract with such bidder for the work.

     (iv) Buyer shall be entitled to reimbursement of all costs incurred in connection with the Tank Removal Activities in an amount equal to the lesser of the bid accepted by the Buyer or the average of the three
          (3) qualified bids received for the Tank Removal Activities (or the lesser number of bids actually received) plus the cost of any change orders, provided the aggregate change order costs shall not exceed 20% of the original contract price.

     (v) Buyer shall submit monthly requisitions to Escrow Agent with a copy to Seller requesting payment of monies due for the Tank Removal Activities, and Escrow Agent shall promptly reimburse Buyer for such costs. It is understood that Escrow Agent has no responsibility for review and approval or verification of any requisitions.

     6. In the event that the results of the Tank Removal Activities indicate that Buyer will be required to install an extraction system as determined by the applicable governmental agency(ies) having jurisdiction thereof, the Escrow Agent shall promptly release any unapplied portion of the Environmental Escrow to Buyer after payment of all unbilled costs and Seller thereupon shall have no further obligations or liabilities with respect to the Tank Removal Activities from and after the Closing Date.



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


     7. In the event the results of the Tank Removal Activities as determined by Buyer's environmental consultant indicate that no further remediation is required or recommended under applicable governmental requirements, or in connection with the construction of the purported improvements, Escrow Agent upon request from Seller, shall promptly release any unapplied portion of the Environmental Escrow after payment of unreimbursed costs to Seller, and Seller shall have no further obligations or liabilities with respect to the Tank Removal Activities on the Property from and after the Closing Date.

     8. Seller agrees to cooperate with Buyer, at the expense of Buyer, in completing and filing any application permits or other documents as requested by Buyer prior to Closing to expedite the performance of Buyer's demolition of the Building and construction of the new multi-family building on the Property, including, but not limited to, any asbestos abatement, demolition permits or tank removal permits, provided however, that Seller shall not be required to take any action that adversely affects the rights, duties, liabilities and immunities of Seller under the Contract.


     In consideration of Seller's agreement to cooperate with Buyer pursuant to this Section 8, Buyer hereby agrees to indemnify Seller and its agents, employees, officers, directors and shareholders for, and to hold each of them harmless against, any loss, liability or expense incurred by any such person arising out of or in connection with any action taken by Seller at the request of Buyer pursuant to this Section 8, including the reasonable costs and expenses of defending itself against any claim or liability in the performance of such actions.


     9. Except as modified by this Amendment, the Contract and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

     10. The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors assigns.

     11. The Amendment may be executed in counterparts by the parties hereto, each of which shall be considered an original, and all of which counterparts together shall constitute one and the same instrument. Facsimile signatures of this Amendment shall be deemed legal and binding upon the parties hereto.

     12. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.




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



     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                       ELEC COMMUNICATIONS CORP., Seller


                                       By:    /s/  Paul H. Riss
                                           -------------------------------------
                                                Name:   Paul H. Riss
                                                Title:  Chief Executive Officer
                                                Date:   August 14, 2003

                                       BLUEGILL REALTY, LLC, Buyer


                                       By:      /s/ Geoffrey J. Weir
                                           -------------------------
                                                Name:   Geoffrey J. Weir
                                                Title:  Principal
                                                Date:   August   14, 2003



The undersigned hereby agrees to be bound by the provisions of Paragraph 5 herein in its capacity as Escrow Agent

ANDERSON & ROTTENBERG, P.C.

        By: /s/ Charles S. Rich
            --------------------------
        Name:   Charles S. Rich
        Title:  Partner




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